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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                           HALLWOOD ENERGY CORPORATION

             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)

                                    PREAMBLE

         These Bylaws are subject to, and governed by the General Corporation Law of the State of Delaware (the "DGCL") and the Certificate of Incorporation of Hallwood Energy Corporation (the "Corporation"). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL, or the provisions of the Certificate of Incorporation of the Corporation, such provisions of the DGCL or the Certificate of Incorporation, as the case may be, will be controlling.

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date and at such time as may from time to time be fixed by the Board of Directors, the Chairman of the Board or the President.

         SECTION 2. Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders for any purpose or purposes may be called only by the Chairman of the Board or a majority of the members of the Board of Directors then in office. Special meetings of the stockholders may be called at such place, on such date and at such time as fixed by the appropriate person calling such special meeting of the stockholders. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

         SECTION 3. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of the stockholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Each such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Article VIII of these Bylaws.

         SECTION 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote (which, if any vote is to be taken by classes, shall mean the holders of a majority of the votes entitled to be cast by the stockholders of each such class) present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders. The stockholders present at a duly convened meeting may continue to transact business until adjournment notwithstanding any withdrawal of stockholders that may leave less than a quorum remaining.

         SECTION 5. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, without notice to the stockholders, if the time and place to which it is adjourned is announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting. In the absence of a quorum, the holders of a majority of the votes entitled





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to be cast by the stockholders, present in person or by proxy, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

         SECTION 6. Order of Business. Such person as the Board of Directors may have designated or, in the absence of such person, the highest ranking officer of the Corporation who is present shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

         SECTION 7. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who has charge of the stock ledger to prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder's name. Such list shall be produced and kept available at the times and places required by law.

         SECTION 8. Voting. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, each stockholder of record of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation shall be entitled on each matter submitted to a vote at each meeting of stockholders to such number of votes for each share of such stock as may be fixed in the Certificate of Incorporation or in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock, and each stockholder of record of Common Stock shall be entitled at each meeting of stockholders to one vote for each share of such stock, in each case, registered in such stockholder's name on the books of the Corporation on the date fixed pursuant to Section 6 of Article V of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for such stockholder by a proxy signed by such stockholder or such stockholder's attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         If a quorum is present in person or represented by proxy at any meeting of the stockholders, all corporate actions to be taken by vote of the stockholders (except as otherwise required by law and except as otherwise provided in the Certificate of Incorporation of the Corporation) shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon, (unless the question is one on which by express provision of law, the Certificate of Incorporation, or these Bylaws a different vote is required, in which event such express provision shall govern and control the decision of such question) and where a separate vote by class is required, a majority of the votes cast by the stockholders of such class, present in person or represented by proxy, shall be the act of such class.

         Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

         The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors at the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.




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         Any action required or permitted to be taken at any annual or special meeting of stockholders may only be taken upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent.

         SECTION 9. Closing of Stock Ledger. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock ledger of the Corporation shall be closed for a stated period but not to exceed in any event 60 days. If the stock ledger is closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such records shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock ledger, the board of directors may fix in advance a date as the record date pursuant to
Section 6 of Article V of these Bylaws for any such determination of stockholders. If the stock ledger is not closed and if no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date next preceding the date on which the notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 9, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock ledger and the stated period of closing has expired.

         SECTION 10.  Inspectors.

                  (a) The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the inspector's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector's ability.

                  (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
(v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

                  (c) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 212(c)(2) of the DGCL, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, other nominees or similar persons that appear to represent more votes than the holder of proxies is authorized by the record owner to cast or appear to represent more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time may make their certification pursuant to paragraph B(v) of this section and shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

                  (d) Notwithstanding the foregoing, this section shall not apply to the Corporation if it does not have a class of voting stock that is (i) listed on a national securities exchange; (ii) authorized for quotation on any dealer quotation system of the registered national securities association; or
(iii) held of record by more than 2,000 stockholders.




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                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation of the Corporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         SECTION 2. Number; Election; Term; Qualification. The number of directors which shall constitute the Board of Directors shall be not less than one. The first Board of Directors shall consist of the number of directors named in the Certificate of Incorporation of the Corporation. Thereafter, the number of directors that shall constitute the entire Board of Directors and whether such board is classified shall be determined by the provisions of the Certificate of Incorporation or if not so provided in the Certificate of Incorporation, as determined by resolution of the Board of Directors at any meeting thereof or by the stockholders at any meeting thereof, but shall never be less than one. At each annual meeting, directors shall be elected to hold office for a term of office expiring at the annual meeting at which the term of office of the class, if any, to which they have been elected expires and until their successors are elected and qualified. No director need be a stockholder, a resident of the State of Delaware, or a citizen of the United States.

         SECTION 3. Removal. Any director or the entire Board of Directors may be removed only for cause and only by the vote of the holders of a majority of the shares then entitled to vote at the election of directors. For purposes of these Bylaws "cause" shall mean gross neglect or willful misconduct in the performance of the duties as a director.

         SECTION 4. Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors may adjourn the meeting to another time and place. Notice of any adjourned meeting shall be given as set forth in Section 8 of this Article II. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called and noticed.

         SECTION 5. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine.

         SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by the Secretary upon the request of a majority of the directors.

         SECTION 8. Notice of Meetings. Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board of Directors shall be mailed to each director, addressed to such director at such director's residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place in writing or by electronic medium or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

         SECTION 9. Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation of the Corporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors may deem proper.



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         SECTION 10. Participation in Meeting by Communications Equipment. Any
one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board of Directors or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

         SECTION 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of any such committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

         SECTION 12. Resignations. Any director of the Corporation may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 13. Vacancies. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, any vacancies on the Board of Directors resulting from death, resignation, removal or other cause, shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the Board of Directors, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 2 of
Article I of these Bylaws. Any director elected in accordance with the preceding sentence of this Section 13 shall hold office until such director's successor shall have been elected and qualified.

         SECTION 14. Compensation. Directors shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board of Directors or of committees of the Board of Directors, or both, as the Board of Directors shall from time to time determine. In addition, directors shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director. Nothing contained in this
Section 14 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

                                   ARTICLE III

                                   COMMITTEES

         SECTION 1. Committees of the Board of Directors. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate from among its members one or more committees, each committee to consist of one or more directors of the Corporation, and each of which shall, except as otherwise prescribed by law, have such authority of the Board of Directors as may be specified in the resolution of the Board of Directors designating such committee. A majority of all the members of such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the membership of, to increase or decrease the membership of, to fill all vacancies in and to discharge any such committee, or any member thereof, either with or without cause.

         SECTION 2. Procedure; Meetings; Quorum. Regular meetings of any committee of the Board of Directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of any committee of the Board of Directors shall be called at the request of any member thereof. Notice of each special meeting of any committee of the Board of Directors shall be mailed to each member thereof, addressed to such member at such member's residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such member at such place in writing or by electronic medium or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such




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member. Every such notice shall state the time and place but need not state the purpose of the meeting. Any special meeting of any committee of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the Board of Directors need not be given. Any committee of the Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation of the Corporation or these Bylaws for the conduct of its meetings as the committee deems proper. A majority of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. In the absence or disqualification of a member, the remaining members, whether or not a quorum, may fill a vacancy. Any committee of the Board of Directors shall keep written minutes of its proceedings, a copy of which is to be filed with the Secretary of the Corporation, and shall report on such proceedings to the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. Number; Term of Office. The officers of the Corporation shall consist of a Chairman of the Board (who shall be the Chief Executive Officer), a President (who shall be the Chief Operating Officer), a Secretary and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors and shall hold office until a successor is elected and qualified or until earlier resignation or removal. Any number of offices may be held by the same person. The Board of Directors may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties.

         SECTION 2. Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof called for the purpose, or, except in the case of any officer elected by the Board of Directors, by any committee or superior officer upon whom such power may be conferred by the Board of Directors.

         SECTION 3. Resignation. Subject at all times to the right of removal as provided in Section 2 of this Article IV, any officer may resign at any time by giving notice to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; provided that the President or, in the event of the resignation of the President, the Board of Directors may designate an effective date for such resignation that is earlier than the date specified in such notice but that is not earlier than the date of receipt of such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election to such office.

         SECTION 5. Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

                                    ARTICLE V

                                  CAPITAL STOCK

         SECTION 1. Certificates for Shares. Certificates representing shares of stock of each class of the Corporation, whenever authorized by the Board of Directors, shall be in such form as shall be approved by the Board of Directors. The certificates representing shares of stock of each class shall be issued in consecutive order and shall be numbered in the order of their issue, shall be signed by, or in the name of, the Corporation by the Chairman of the Board or the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation, which may be by a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer



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agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

         The stock ledger and blank share certificates shall be kept by the Secretary, transfer agent, registrar or by any other officer or agent designated by the Board of Directors.

         SECTION 2. Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by such holder's attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, if any, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power or other evidence of succession, assignment or authority to transfer and the payment of all taxes thereon. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

         SECTION 3. Addresses of Stockholders. Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such person, and, if any stockholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to such person at such person's post office address, if any, as the same appears on the share record books of the Corporation or at such person's last known post office address.

         SECTION 4. Lost, Destroyed and Mutilated Certificates. The holder of any share of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board of Directors, or a committee designated hereby, or the transfer agents and registrars for the stock may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         SECTION 5. Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

         SECTION 6. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE VI

                                      SEAL

         The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. Unless otherwise provided in these Bylaws or by law, it shall




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not be mandatory that the corporate seal or its facsimile be impressed or affixed on any document executed an behalf of the Corporation.

                                   ARTICLE VII

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.


                                  ARTICLE VIII

                                WAIVER OF NOTICE

         Whenever any notice whatsoever is required to be given by these Bylaws, by the Certificate of Incorporation of the Corporation or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

                                   ARTICLE IX

                                   AMENDMENTS

         The power to amend or repeal these Bylaws or to adopt new Bylaws is vested in the Board of Directors; provided that any proposed amendment or repeal of Article X hereof must be approved by a majority of the directors who are not employees of the Corporation and in each case subject to the right of the stockholders to amend or repeal these Bylaws by the affirmative vote of the holders of a majority of the shares entitled to vote in the election of directors.

                                    ARTICLE X

                             AFFILIATED TRANSACTIONS

         SECTION 1. Validity. Except as may be otherwise provided for in the Certificate of Incorporation of the Corporation and except as otherwise provided in this Bylaw, if Section 2 is satisfied, no contract or transaction between the Corporation and any of its directors, officers or security holders, or any corporation, partnership, association or other organization in which any of such directors, officers or security holders are directly or indirectly financially interested, shall be void or voidable solely because of this relationship, or solely because of the presence of the director, officer or security holder at the meeting authorizing the contract or transaction, or solely because of his or their participation in the authorization of such contract or transaction or vote at the meeting therefor, whether or not such participation or vote was necessary for the authorization of such contract or transaction.

         SECTION 2. Disclosure, Approval; Fairness. Section 1 shall apply if:

               (a) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known:

                   (i) to the Board of Directors (or committee thereof) and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

                   (ii) to the stockholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present at a meeting considering such contract or




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                   transaction, each such interested person (stockholder) to be counted in determining whether a quorum is present and for voting purposes; or

               (b) The contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors (or committee thereof) or the stockholders.

         SECTION 3. Nonexclusive. This provision shall not be construed to invalidate a contract or transaction that would be valid in the absence of this provision.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 1. Execution of Documents. The Board of Directors shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board of Directors may determine. In the absence of such designation referred to in the first sentence of this Section 1, the officers of the Corporation shall have such power so referred to incident to the normal performance of their duties.

         SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or any officer of the Corporation to whom power in that respect shall have been delegated by the Board of Directors shall select.

         SECTION 3. Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or of any committee thereof empowered to authorize the same.

         SECTION 4. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board of Directors shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights that the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.



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